SUBSIDIARIES OF THE REGISTRANT
                                         (AS OF MARCH 24, 2000)


                                                STATE OF
              NAME                           INCORPORATION


The German American Bank                       Indiana
GAB Mortgage Corp                              Indiana
German American Holdings Corporation           Indiana
Citizens State Bank                            Indiana
First State Bank, Southwest Indiana            Indiana
Peoples National Bank                          United States of America
The Doty Agency, Inc.                          Indiana
First American Bank                            United States of America
First Title Insurance Company                  Indiana
German American Reinsurance Company, Ltd.      Turks and Caicos Islands